EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
4/19/20101	Sale	$6.523	500
4/20/20102	Sale	6.5117	4200
4/21/2010	Sale	6.50	100
4/22/2010	Sale	6.50	100
4/23/20103	Sale	6.4944	3144
4/26/20104	Sale	6.6519	3100
4/28/20105	Sale	6.6087	1600
5/03/20106	Sale	6.60	2300
5/05/20107	Sale	6.3995	1100
5/07/20108	Sale	5.9506	5100
5/10/20109	Sale	6.2409	12900
5/11/201010	Sale	6.374	2500
5/12/201011	Sale	6.4019	2600
5/13/201012	Sale	6.4337	3590
5/14/201013	Sale	6.1432	700
5/17/201014	Sale	6.0112	3737

1 This transaction was executed in multiple trades at prices ranging from $6.50 - 6.54.
2 This transaction was executed in multiple trades at prices ranging from $6.45 - 6.55.
3 This transaction was executed in multiple trades at prices ranging from $6.49 - 6.50.
4 This transaction was executed in multiple trades at prices ranging from $6.65 - 6.71.
5 This transaction was executed in multiple trades at prices ranging from $6.50 - 6.70.
6 This transaction was executed in multiple trades at prices ranging from $6.55 - 6.66.
7 This transaction was executed in multiple trades at prices ranging from $6.395 - 6.40.
8 This transaction was executed in multiple trades at prices ranging from $5.95 - 5.98.
9 This transaction was executed in multiple trades at prices ranging from $6.15 - 6.30.
10 This transaction was executed in multiple trades at prices ranging from $6.29 - 6.50.
11 This transaction was executed in multiple trades at prices ranging from $6.40 - 6.45.
12 This transaction was executed in multiple trades at prices ranging from $6.35 - 6.55.
13 This transaction was executed in multiple trades at prices ranging from $6.13 - 6.18.
14 This transaction was executed in multiple trades at prices ranging from $6.00 - 6.27.

Date	Type	Price	Shares
5/18/201015	Sale	$6.0818	1100
5/19/201016	Sale	5.9506	5100
5/21/2010	Sale	5.88	2300
5/24/2010	Sale	5.92	2500
5/25/201017	Sale	5.8979	26253
5/26/201018	Sale	5.9215	1313
5/27/201019	Sale	5.8598	1488
5/28/2010	Sale	5.90	100
6/01/2010	Sale	5.90	200
6/02/201020	Sale	5.915	200
6/04/2010	Sale	5.90	100
6/09/2010	Sale	5.70	1117
6/10/2010	Sale	5.74	100
6/14/2010	Sale	5.55	1500
6/15/201021	Sale	5.5059	31301
6/16/201022	Sale	5.5139	3100

15 This transaction was executed in multiple trades at prices ranging from $6.05 - 6.25.
16 This transaction was executed in multiple trades at prices ranging from $5.95 - 5.98.
17 This transaction was executed in multiple trades at prices ranging from $5.89 - 5.90.
18 This transaction was executed in multiple trades at prices ranging from $5.92 - 5.94.
19 This transaction was executed in multiple trades at prices ranging from $5.85 - 5.88.
20 This transaction was executed in multiple trades at prices ranging from $5.91 - 5.92.
21 This transaction was executed in multiple trades at prices ranging from $5.50 - 5.56.
22 This transaction was executed in multiple trades at prices ranging from $5.51 - 5.53.